EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1989 Employee Stock Option Plan of Pier 1 Imports, Inc. and to the incorporation by reference therein of our report dated April 11, 1996, with respect to the consolidated financial statements and schedule of Pier 1 Imports, Inc. included in its Annual Report (Form 10-K) for the year ended March 2, 1996, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Fort Worth, Texas
October 1, 1996